Exhibit 99.1
LENDINGTREE REPORTS SECOND QUARTER 2026 RESULTS

Revenue Grew 25% YoY Driven By Strong Insurance Segment Performance

•Consolidated revenue of $313.4 million
•GAAP net income of $9.6 million or $0.68 per diluted share
•Variable marketing margin of $87.3 million
•Adjusted EBITDA of $35.2 million

CHARLOTTE, NC - July 29, 2026 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended June 30, 2026.

The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.

"We posted our eighth straight quarter of double-digit year-over-year adjusted EBITDA growth in Q2, powered by another solid quarter from our Insurance segment," said Scott Peyree, CEO. "We also accomplished a great deal on the product and AI front during the period. We launched several new consumer-facing AI capabilities such as our ChatGPT app, expanded our marketplace into six new verticals, and we are continuing to see strong results from our homepage redesign. We remain laser focused as a team on executing our strategy to become the Number One Destination to Shop For Financial Products."

Jason Bengel, CFO, commented, "Solid Insurance segment results were offset by weaker than expected Consumer performance in Q2. Last quarter we called out an expected sequential decline in Consumer, driven by suppressed borrower demand in our small business segment. This demand trend continued to deteriorate throughout the quarter. However, appetite from small business owners for new loans on our network has since stabilized, and we expect sequential revenue growth through the remainder of the year. SMB has been a great success story for our company, having grown segment revenue nearly 40% year-over-year on average dating back to the beginning of 2024. Lenders remain very active on our network, and we expect an increase in borrower demand will allow us to climb back to, and eventually surpass, the record SMB performance in Q1 of this year based on strong structural tailwinds in the segment."

Second Quarter 2026 Business Results
•Insurance segment revenue of $209.3 million increased 42% over second quarter 2025 and translated into segment profit of $50.0 million, up 25% over the same period.
•Consumer segment revenue of $60.3 million decreased 4% from the prior year period, while segment profit declined 14%.
•Home segment revenue of $43.9 million increased 9% over second quarter 2025 and produced segment profit of $11.3 million, a decline of 14% over the same period.
◦Within Home, revenue from Home Equity of $34.9 million increased 15% over prior year.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2026	2025	% Change	2026	% Change

Total revenue	$313.4	$250.1	25%	$327.3	(4)%

Income before income taxes	$14.1	$10.8	31%	$22.9	(38)%
Income tax expense	$(4.5)	$(1.9)	137%	$(5.6)	(20)%
Net income	$9.6	$8.9	8%	$17.3	(45)%
Net income % of revenue	3%	4%		5%

Income per share
Basic	$0.69	$0.65		$1.25
Diluted	$0.68	$0.65		$1.22

Variable marketing margin
Total revenue	$313.4	$250.1	25%	$327.3	(4)%
Variable marketing expense (1) (2)	$(226.1)	$(166.5)	36%	$(227.8)	(1)%
Variable marketing margin (2)	$87.3	$83.6	4%	$99.5	(12)%
Variable marketing margin % of revenue (2)	28%	33%		30%

Adjusted EBITDA (2)	$35.2	$31.8	11%	$42.0	(16)%
Adjusted EBITDA % of variable marketing margin (2)	40%	38%		42%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, and adjusted EBITDA % of variable marketing margin are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2026	2025	% Change	2026	% Change
Home (1)
Revenue	$43.9	$40.4	9%	$39.1	12%
Segment profit	$11.3	$13.1	(14)%	$10.0	13%
Segment profit % of revenue	26%	32%		26%

Consumer (2)
Revenue	$60.3	$62.5	(4)%	$66.3	(9)%
Segment profit	$27.6	$32.1	(14)%	$32.9	(16)%
Segment profit % of revenue	46%	51%		50%

Insurance (3)
Revenue	$209.3	$147.2	42%	$221.9	(6)%
Segment profit	$50.0	$40.0	25%	$57.9	(14)%
Segment profit % of revenue	24%	27%		26%

Other (4)
Revenue	$—	$—	—%	$—	—%
(Loss)	$(0.1)	$—	—%	$(0.1)	—%

Total revenue	$313.4	$250.1	25%	$327.3	(4)%

Total segment profit	$88.8	$85.1	4%	$100.8	(12)%
Brand marketing expense (5)	$(1.5)	$(1.5)	—%	$(1.2)	25%
Variable marketing margin	$87.3	$83.6	4%	$99.5	(12)%
Variable marketing margin % of revenue	28%	33%		30%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, and home equity loans.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, auto loans, deposit accounts and debt settlement.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies. We closed the insurance agency business and ceased the sale of insurance policies in the second quarter of 2025.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook*

Today we update our full-year 2026 outlook and provide our outlook for Q3:

Full-year 2026:*
▪Revenue of $1.30 to $1.32 billion
▪Variable Marketing Margin of $364 - $374 million
▪Adjusted EBITDA of $145 - $152 million

Third-quarter 2026:*
▪Revenue: $325 - $335 million
▪Variable Marketing Margin: $88 - $93 million
▪Adjusted EBITDA: $34 - $36 million

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's second quarter 2026 financial results will be webcast live today, July 29, 2026 at 4:30 PM Eastern Time (ET). The live webcast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share amounts)
Revenue	$313,422	$250,116	$640,689	$489,844
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	11,269	10,029	22,965	19,937
Selling and marketing expense (1)	236,453	176,753	475,021	349,504
General and administrative expense (1)	25,710	25,034	53,700	55,694
Product development (1)	10,032	11,473	21,499	23,377
Depreciation	4,277	4,241	8,462	8,538
Amortization of intangibles	1,288	1,307	2,576	2,614
Restructuring and severance (1)	1,839	357	2,778	1,155
Litigation settlements and contingencies	756	(2)	776	15,210
Total costs and expenses	291,624	229,192	587,777	476,029
Operating income	21,798	20,924	52,912	13,815
Other income (expense), net:
Interest expense, net	(8,483)	(10,402)	(17,049)	(19,486)
Other income	832	248	1,201	1,636
Income (loss) before income taxes	14,147	10,770	37,064	(4,035)
Income tax (expense) benefit	(4,573)	(1,908)	(10,224)	522
Net income (loss) and comprehensive income (loss)	$9,574	$8,862	$26,840	$(3,513)

Weighted average shares outstanding:
Basic	13,965	13,549	13,895	13,495
Diluted	14,054	13,650	14,156	13,495
Net income (loss) per share:
Basic	$0.69	$0.65	$1.93	$(0.26)
Diluted	$0.68	$0.65	$1.90	$(0.26)

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$169	$58	$274	$28
Selling and marketing expense	925	678	1,526	1,335
General and administrative expense	3,282	3,492	6,003	11,863
Product development	828	739	1,461	1,608
Restructuring and severance	1,012	195	1,012	255

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2026	December 31, 2025
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$110,766	$81,073
Accounts receivable, net	149,287	110,582
Prepaid and other current assets	39,751	38,053
Total current assets	299,804	229,708
Property and equipment, net	30,384	32,834
Operating lease right-of-use assets	29,973	31,655
Goodwill	381,539	381,539
Intangible assets, net	35,516	38,092
Deferred income tax assets	114,737	124,867
Other non-current assets	19,678	16,997
Total assets	$911,631	$855,692

LIABILITIES:
Current portion of long-term debt	$3,932	$3,926
Accounts payable, trade	47,351	6,735
Accrued expenses and other current liabilities	111,086	126,803
Total current liabilities	162,369	137,464
Long-term debt	386,351	387,694
Operating lease liabilities	41,996	43,597
Other non-current liabilities	143	140
Total liabilities	590,859	568,895
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $0.01 par value; 50,000,000 shares authorized; 17,389,706 and 17,124,837 shares issued, respectively, and 14,034,240 and 13,769,371 shares outstanding, respectively	174	171
Additional paid-in capital	1,288,035	1,280,903
Accumulated deficit	(701,259)	(728,099)
Treasury stock; 3,355,466 and 3,355,466 shares, respectively	(266,178)	(266,178)
Total shareholders' equity	320,772	286,797
Total liabilities and shareholders' equity	$911,631	$855,692

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2026	2025
	(in thousands)
Net cash provided by operating activities	40,717	27,743
Cash flows from investing activities:
Capital expenditures	(5,935)	(6,158)
Other investing activities	52	—
Net cash used in investing activities	(5,883)	(6,158)
Cash flows from financing activities:
Proceeds from term loan	—	50,000
Repayment of term loan	(2,000)	(6,563)
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(3,141)	(2,285)
Repurchase of 0.50% Convertible Senior Notes	—	(19,700)
Payment of debt costs	—	(500)
Net cash (used in) provided by financing activities	(5,141)	20,952
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	29,693	42,537
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	81,073	106,594
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$110,766	$149,131

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands)
Selling and marketing expense	$236,453	$238,568	$176,753
Non-variable selling and marketing expense (1)	(10,370)	(10,848)	(10,285)
Variable marketing expense	$226,083	$227,720	$166,468

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income, the most directly comparable GAAP measure, to variable marketing margin and net income % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands, except percentages)
Net income	$9,574	$17,266	$8,862
Net income % of revenue	3%	5%	4%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	11,269	11,696	10,029
Non-variable selling and marketing expense (1)	10,370	10,848	10,285
General and administrative expense	25,710	27,990	25,034
Product development	10,032	11,467	11,473
Depreciation	4,277	4,185	4,241
Amortization of intangibles	1,288	1,288	1,307
Restructuring and severance	1,839	939	357
Litigation settlements and contingencies	756	20	(2)
Interest expense, net	8,483	8,566	10,402
Other income	(832)	(369)	(248)
Income tax expense	4,573	5,651	1,908
Variable marketing margin	$87,339	$99,547	$83,648
Variable marketing margin % of revenue	28%	30%	33%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA and net income % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands, except percentages)
Net income	$9,574	$17,266	$8,862
Net income % of revenue	3%	5%	4%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	1,288	1,288	1,307
Depreciation	4,277	4,185	4,241
Restructuring and severance	1,839	939	357
Loss (gain) on impairments and disposal of assets	—	3	—
Loss on investments	—	359	1,225
Non-cash compensation	5,204	4,060	4,967
Contribution to LendingTree Foundation	—	400	—
Litigation settlements and contingencies	756	20	(2)
Interest expense, net	8,483	8,566	10,402
Dividend income	(832)	(728)	(1,474)
Income tax expense	4,573	5,651	1,908
Adjusted EBITDA	$35,162	$42,009	$31,793
Adjusted EBITDA % of revenue	11%	13%	13%

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing expense
•Variable marketing margin
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted EBITDA % of variable marketing margin

Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Company's marketing efforts. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel-related expenses. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.

Adjusted EBITDA, adjusted EBITDA % of revenue, and adjusted EBITDA % of variable marketing margin are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) contributions to the LendingTree Foundation (9) dividend income, and (10) one-time items.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2025, in our Quarterly Report on Form 10-Q for the period ended March 31, 2026, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of approximately 770 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
investors@lendingtree.com

Media Contact:
press@lendingtree.com